--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12

                                  RADVA Corporation

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                RADVA CORPORATION


                        Drawer 2900 First Street Station
                             Radford, Virginia 24143


                            -------------------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 2004

                            -------------------------


            The annual meeting of stockholders of RADVA Corporation will be held at 10:30 a.m. on April 22, 2004 in the Executive Office Conference Room at 301 1st St., Radford, Virginia, for the following purposes:

      1)    to elect six (6) directors for a term of one year;

      2) to transact such other business as may properly come before the meeting.

            The close of business on February 26, 2004 has been fixed as the record date for the annual meeting. All stockholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment thereof.


                                         BY ORDER OF THE
                                         BOARD OF DIRECTORS


                                         William Fry
                                         Secretary



PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY. YOU MAY WITHDRAW THE PROXY AT ANY TIME BEFORE YOUR SHARES ARE VOTED AND MAY VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

                                RADVA CORPORATION


                        Drawer 2900 First Street Station
                             Radford, Virginia 24143


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 2004


      The enclosed proxy is solicited by and on behalf of the board of directors (the "Board of Directors") of RADVA Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held on April 22, 2004, and any adjournment thereof, for the purposes set forth in this proxy statement and in the attached notice of the annual meeting. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for these services. The costs of solicitation will be borne by the Company, which will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of stock held by them.


      The stock represented by properly executed proxies received by the Company and not revoked will be voted for the election of the directors nominated unless the stockholder directs otherwise in the proxy, in which event such stock will be voted in accordance with such directions. A proxy may be revoked at any time before the stock to which it relates is voted either by written notice (which may be in the form of a substitute proxy delivered to the secretary of the meeting) or by attending the meeting and voting in person.


      The Board of Directors has fixed the close of business on February 26, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Each holder of record of the Company's common stock, par value $.01 per share, (the "Common Stock") on the record date will be entitled to one vote for each share of the Common Stock registered in his name. As of the close of business on the record date, 3,987,987 shares of the Common Stock were outstanding and entitled to vote at the annual meeting.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information as of February 26, 2004, as to the beneficial ownership of the Common Stock by the Company's directors individually and its officers and directors as a group and by persons known to the Company to be beneficial owners of more than 5% of the Common Stock.

    Name of                    Share Beneficially            Percent
Beneficial Owner                     Owned (1)              of Class
----------------               ------------------           --------
Luther I. Dickens               1,709,557 (2) (3) (4)        42.87%
Rush G. Allen                      31,620                      .79%
J. Granger Macfarlane             101,000 (6)                 2.53%
David B. Kinney                   189,000                     4.74%
Richard W. Frizzell               219,153 (5)                 5.50%
Stephen L. Dickens                 36,200                      .91%

All directors and officers
as a group (7 persons)          2,237,030 (7)                57.65%

----------
      (1) Except as described in footnotes (2) through (7) below, each stockholder has sole voting power and sole investment power with respect to the shares set forth opposite his name.

      (2) Includes 61,700 of 123,400 shares owned by Jalu Company, a partnership in which Mr. Dickens is a general partner.

      (3) Includes 2,000 of 20,000 shares owned by HDH Partnership, a partnership in which Mr. Dickens is a partner.

      (4) Includes 109,500 shares owned by Mr. Dickens' wife. Mr. Dickens may be deemed to share voting and investment power with respect to such shares.

      (5) Includes 17,500 shares owned by Mr. Frizzell's wife. Mr. Frizzell may be deemed to share voting and investment power with respect to shares owned by his wife.

      (6) Includes 7,000 shares owned by Mr. Macfarlane's wife. Mr. Macfarlane may be deemed to share voting and investment power with respect to the shares owned by his wife.

      (7) Includes the shares discussed in footnotes (2) through (6) above.

                              ELECTION OF DIRECTORS

      Action will be taken at the annual meeting to elect six (6) individuals to serve as directors of the Company. Unless otherwise directed on the proxy, shares represented by a proxy solicited by the Board of Directors will be voted in favor of the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed to serve on the Board of Directors if elected. If a nominee is unable to stand for election for any reason, shares represented by a proxy solicited by the Board of Directors may be voted for a substitute nominee designated by the Board of Directors. The persons elected as directors will hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

      The following table sets forth certain information as to the persons nominated by the Board of Directors for election as directors.

     Name                             Age          Director Since
     ----                             ---          --------------
Luther I. Dickens                     71                1962
Rush G. Allen                         77                1969
J. Granger Macfarlane                 74                1977
David B. Kinney                       83                1990
Richard Frizzell                      73                1999
Stephen L. Dickens                    46                2000

      Luther I. Dickens was promoted to Chief Executive Officer in 1998 and served as President of the Company from 1965 to 1998. Mr. Dickens also serves on the Executive Committee of the Board of Directors. He holds a B.S. degree from the University of Richmond and has completed the small company management program at Harvard Business School. Mr. Dickens is Mr. Allen's nephew.

      Rush G. Allen retired in 1990. From 1984 to 1990 Mr. Allen was Vice President of L & A Mechanical Contractors, Inc., a privately-owned mechanical contracting firm. He served as Vice President of System Contractors, a privately-owned contracting company, from 1979 to 1984. Mr. Allen is Mr. Dickens' uncle.

      J. Granger Macfarlane has been President of Eastern Motor Inns, Inc., a company which owns and operates motor hotels, since 1971. Mr. Macfarlane holds a B.A. degree from Duke University.

      David B. Kinney, investor, is the managing partner of KINCO, an investment company. He holds a B.A. degree from Alma College and a J.D. degree from George Washington University.

      Richard W. Frizzell is a retired developer and health care executive. He is a past President of the Chamber of Commerce, Kiwanis Club, Blacksburg County Club, and United Way.

      Stephen L. Dickens was promoted to President and Chief Operating Officer in 1998. He holds a B.S. degree from East Tennessee State University. Previously he held the positions of Plant Manager, Sales Manager and Vice President - RADVA Corporation/President - Shape Molded and Fabricated Foam Products. Stephen Dickens is active in numerous civic and professional organizations. He is the son of Luther Dickens.


                      MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors held four meetings during the fiscal year ended December 31, 2003. Each incumbent director attended during that year 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period he was a director) and (2) the total number of meetings of each committee of the Board of Directors (held during the period he served on such committee). The Company does not have standing audit, compensation, or nominating committees or committees performing similar functions.


                                CASH COMPENSATION

      The Company pays to each director who is not a Company employee a fee of $350 for each board meeting attended.

      The following table sets forth the cash compensation paid by the Company for services rendered during the fiscal year ended December 31, 2003, to the President of the Company and to all executive officers of the Company as a group.

Name of individual           Capacities in
or number in group           which served       Cash Compensation
------------------           -------------      -----------------

Stephen L. Dickens             President           $ 115,813

All executive officers
as a group (4 persons)                               450,240

                               COMPENSATION PLANS

      The Company sponsors a number of bonus arrangements pursuant to which certain executive officers and employees of the Company may receive cash bonuses. Mr. Stephen Dickens, Company's President, receives a bonus of 2 3/4% of profits from the Company's protective packaging and related operations before allocation of corporate overhead. Mr. Luther Dickens, the Company's Chief Executive Officer, receives an annual cash bonus equal to 4% of the net pre-tax earnings of the Company in excess of $100,000. In addition, certain executive officers other than Mr. Dickens and certain operating managers receive annual cash bonuses based on a percentage of the net pre-tax earnings of the operating divisions or plants for which such persons are responsible.

      The Company sponsors a 401K plan which provides eligible employees with benefits. All employees of the Company who have completed one year of service and have attained the age of 21 are eligible to participate. The Company will match 25% of employees salary deferrals limited to contributions up to 4% of their annual gross earnings. Therefore the company's contributions are limited to 1% of employee's gross earnings.

      Benefits upon a break in service are vested based upon a percentage of the participant's account increasing from 10% for one year of service to 100% for seven years of service. A participant is credited with a year of service for each year during which the participant is credited with having worked at least 1,000 hours. A participant with fewer than 500 hours of service in a year is deemed to have had a one year break in service. The non-vested portion of the account of a participant with a break in service is forfeited and allocated to the accounts of the remaining participants in proportion to their compensation. Voluntary contributions by participants are not subject to the vesting requirements and are returned upon the occurrence of any event requiring payment of vested Company contributions. The amount of the Company contributions and the forfeitures allocated to a participant's account in a year may not exceed the limits upon annual additions to qualified plans imposed by Section 415 of the Internal Revenue Code of 1986.

      The 401K contributions are invested with The Principal Financial Group. The plan is administered by an administrative committee comprised of Mr. Dickens and two other employees of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company rents office space from a partnership in which Mr. Luther Dickens has an interest for $3,700 per month. The Company believes that the terms of this lease are fair and reasonable to the Company, as tenant, and generally comparable to the terms of similar properties in the same general location, and are as favorable to the Company as if entered into with an unaffiliated party.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the annual meeting. If any other matters are properly presented, however, the persons named in the enclosed proxy intend to vote the shares represented by such proxy in accordance with their best judgement.


                              STOCKHOLDER PROPOSALS

      The stockholders may present proposals for consideration at the 2004 annual meeting of stockholders to the Company for inclusion in its proxy materials for such meeting. Any such proposal should be submitted in writing in accordance with Securities and Exchange Commission rules to RADVA Corporation, Drawer 2900 First Street Station, Radford, Virginia 24143 (Attention: William Fry, Secretary), and must be received a reasonable time before proxies are solicited for the 2004 annual meeting to be included in the annual meeting proxy materials.


                               FURTHER INFORMATION

      The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the Company's fiscal year ended December 31, 2003. Such written request should be sent to RADVA Corporation, Drawer 2900 First Street Station, Radford, Virginia 24143 (Attention: William Fry, Secretary).

                                                  BY ORDER OF THE
                                                  BOARD OF DIRECTORS



                                                  William Fry
                                                  Secretary

                       ANNUAL MEETING OF STOCKHOLDERS OF

                               RADVA CORPORATION

                                 APRIL 22, 2004


                 Please date, sign and mail your proxy card in
                   the envelope provided as soon as possible.




                Please detach and mail in the envelope provided.



1. Election of Directors:

[ ] FOR ALL NOMINEES             [ ]   LUTHER I. DICKENS
                                 [ ]   RUSH G. ALLEN
[ ] WITHHOLD AUTHORITY           [ ]   J. GRANGER-MACFARLANE
    FOR ALL NOMINEES             [ ]   DAVID B. KINNEY
                                 [ ]   RICHARD FRIZZELL
[ ] FOR ALL EXCEPT               [ ]   STEPHEN L. DICKENS
    (See Instructions below)


2. THE PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION,
   UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
   MEETING AND ANY ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here. [ ]

___________________________________________________________________

To change the address on your account, please check the box at right and [ ] indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder______________________________Date ____________________

Signature of Stockholder______________________________Date ____________________

Note: Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                               RADVA CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 22, 2004

The undersigned hereby appoints Luther I. Dickens and William Fry (each with power to act alone and with power of substitution) as proxies and hereby authorizes them to represent and to vote, as directed on the reverse side, all shares of the common stock of RADVA Corporation (the "Company") held of record by the undersigned on February 26, 2004 at the annual meeting of stockholders of the Company to be held on April 22, 2004, and at any adjournments thereof.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)